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                                                                Exhibit No. 10


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report on Mitchell Hutchins Series Trust (comprising, Money Market Portfolio, Strategic Fixed Income Portfolio, Global Income Portfolio, Balanced Portfolio, Aggressive Growth Portfolio, Global Equity Portfolio, High Grade Fixed Income Portfolio, Strategic Income Portfolio, High Income Portfolio, Growth and Income
Portfolio, Growth Portfolio, and Small Cap Portfolio) dated Febuary 7, 2001 in this Registration Statement (Form N-1A No. 033-10438) of Mitchell Hutchins Series Trust.



                                       /s/ ERNST & YOUNG LLP
                                       ERNST & YOUNG LLP

New York, New York
April 18, 2001